Exhibit 3

SCHEDULE 13D
CUSIP No. 88642R109

Joint Filing Agreement

The undersigned parties hereby agree to the joint filing of the Statement on Schedule 13D filed herewith, and any amendments hereto, relating to shares of Common Stock, $0.001 par value per share of Tidewater, Inc. with the Securities and Exchange Commission pursuant to Rule 13d-1(k).

Date:	December 20, 2024

/s/ Robert E. Robotti		/s/ Suzanne Robotti
Robert E. Robotti		Suzanne Robotti

Robotti & Company, Incorporated		Suzanne and Robert Robotti Foundation, Inc.

By:	/s/ Robert E. Robotti	By:	/s/ Robert E. Robotti
	Name: Robert E. Robotti		Name: Robert E. Robotti
	Title: President and Treasurer		Title: Director

Robotti & Company Advisors, LLC		Robotti Securities, LLC

By:	/s/ Robert E. Robotti	By:	/s/ Robert E. Robotti
	Name: Robert E. Robotti		Name: Robert E. Robotti
	Title: President and Treasurer		Title: President and Treasurer

Ravenswood Management Company, LLC

By:	/s/ Robert E. Robotti
Name: Robert E. Robotti
Title: Managing Director

The Ravenswood Investment Company L.P.		Ravenswood Investments III, L.P.

By:	Ravenswood Management Company, LLC, General Partner	By:	Ravenswood Management Company, LLC, General Partner

By:	/s/ Robert E. Robotti	By:	/s/ Robert E. Robotti
	Name: Robert E. Robotti		Name: Robert E. Robotti
	Title: Managing Director		Title: Managing Director